UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

AmerisourceBergen Corporation
 (Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

AmerisourceBergen Corporation (“Registrant”) will hold its annual Investor Day Meeting in New York City on December 16, 2010 at 12:30 p.m. Eastern Standard Time. The time, date and webcast availability of the Investor Day Meeting were previously announced in a news release issued by the Registrant on December 2, 2010.

In a news release, issued on December 16, 2010, the Registrant announced that it will reaffirm its previous fiscal year 2011 earnings guidance at its Investor Day Meeting to be held in New York. The Registrant continues to expect diluted earnings per share for fiscal year 2011 to be in a range of $2.31 to $2.41. The Registrant will also reaffirm the key assumptions supporting the diluted earnings per share range for fiscal year 2011, including: revenue growth of between 2 percent and 4 percent; operating margin growth in the low to mid single-digit basis points range; and free cash flow in the range of $625 million to $700 million, which includes capital expenditures in the $150 million range. Subject to market conditions, the Registrant expects to spend approximately $400 million to repurchase its common shares in fiscal year 2011.

The news release issued on December 16, 2010 is filed as Exhibit 99.1 to this report and the slides that the Registrant will present at the Investor Day Meeting are filed as Exhibit 99.2 to this report. Exhibits 99.1 and 99.2 are incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

99.1     News Release, dated December 16, 2010, regarding Registrant’s guidance for fiscal year 2011.

99.2     Slides for Investor Day Meeting held on December 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: December 16, 2010	By:	/s/ Michael D. DiCandilo

Name: Michael D. DiCandilo
Title: Executive Vice President and Chief Financial Officer